UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 13, 2024

Conifer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver, Suite 319

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, Conifer Holdings, Inc., a Michigan corporation (the “Company”) entered into amended and restated employment agreements (each, an “A&R Employment Agreement”) with each of the following executive officers of the Company (collectively, the “Covered Officers”): Brian Roney, President and Chief Executive Officer; and Harold Meloche, Chief Financial Officer.

Such A&R Employment Agreements provide for:

•
An extended term of employment for each Covered Officer through June 30, 2027 (the “Term”); and
•
A cash bonus payment (the “Transaction Bonus”) of $1,275,000 for Mr. Roney, and $960,000 for Mr. Meloche, respectively, each payable in four equal installments in December 2024, June 2025, June 2026, and June 2027; and
•
Revisions in the potential severance benefits afforded to such Covered Officers, as detailed below.

If a Covered Officer resigns with “Good Reason” or is terminated by the Company without “Cause” (each as defined in the applicable A&R Employment Agreement), such Covered Officer shall receive: (i) accrued and unpaid portion of base salary and vested benefits under his benefit plans and certain other unconditional entitlements (the “Unconditional Entitlements”), and (ii) subject to signing and not revoking a release of claims, (A) the annual base salary to which such Covered Officer would be entitled for the period beginning on the day after the termination date, and ending on the date of the end of the Term, and (B) all remaining unpaid installments of the Transaction Bonus.

If a Covered Officer resigns without “Good Reason”, such Covered Officer will receive the Unconditional Entitlements and pro-rated portion of the next Transaction Bonus installment for such Covered Officer through the termination date.

Upon termination due to death or disability, a Covered Officer or his beneficiaries shall receive the Unconditional Entitlements and the remaining Transaction Bonus installments for such Covered Officer. In the event the Company ceases to exist during the Term, the Company shall pay to the Covered Officers any unpaid installments of the Transaction Bonuses.

Additionally, the A&R Employment Agreements eliminate separate severance payments previously payable to the Covered Officers in connection with a change in control.

The foregoing description of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used herein without definition have the meanings given such terms in the A&R Employment Agreements.

Item 9.01. Financial Statements and Exhibits.
Exhibit 10.1	Employment Agreement, dated December 13, 2024, by and between the Company and Brian J. Roney
Exhibit 10.2	Employment Agreement, dated December 13, 2024, by and between the Company and Harold Meloche.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: December 19, 2024	By:	/s/ BRIAN J. RONEY
Brian J. Roney
Chief Executive Officer